SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1 to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2003

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Explanatory Note: This Form 8-K/A amends the Form 8-K, dated February 26, 2003, of Limited Brands, Inc. (the "Company") to reflect the fact that, as anticipated, PricewaterhouseCoopers ("PwC") completed its audit of the Company's February 1, 2003 financial statements in conjunction with the filing on April 18, 2003 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2003. Accordingly, the Company’s previously announced change in auditors became effective on April 18, 2003.

Item 4. Changes in Registrant’s Certifying Accountant.

     As previously reported on the Company’s Form 8-K filed on February 26, 2003, on January 30, 2003, the Audit Committee of the Board of Directors of the Company decided to request proposals from each of the four largest accounting firms, including PwC, to evaluate their capabilities in connection with retaining a firm to conduct the independent audit of the Company’s financial statements for the year ended January 31, 2004.

     On February 26, 2003, PwC informed the Company that it would decline to stand for reelection by the Audit Committee as the Company’s independent accountants.

     In the Company’s Form 8-K filed on April 7, 2003, the Audit Committee of the Company’s Board of Directors appointed Ernst & Young LLP as its independent auditor for the year ending January 31, 2004.

     On April 18, 2003, the Company filed its Annual Report on Form 10-K for the fiscal year ended February 1, 2003. In connection therewith, PwC has completed its audit of the Company’s February 1, 2003 financial statements and has completed its services as the Company’s independent accountants.

     In connection with its audits for the two most recent fiscal years and through April 18, 2003, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years.

     The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

A letter from PwC is attached as Exhibit 16 to this Form 8-K/A.

Item 7. Financial Statements and Exhibits.

Exhibit 16

Letter from PwC, dated April 22, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: April 22, 2003	By	/s/ V. Ann Hailey
V. Ann Hailey Executive Vice President and Chief Financial Officer